Exhibit 4.38 CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. *** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. HN\1522356.1 (2014) Amendment Agreement Related to contract ETA-V.MOGAS-1 dated 18-11-2010 Vitol Mogas Between EuroTank Amsterdam BV And Vitol SA

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. HN\1522356.1 THIS AMENDMENT AGREEMENT is made 07 April 2014 BETWEEN: 1. EuroTank Amsterdam BV., a company incorporated under the laws of The Netherlands with a registered office at Van Riebeeckhavenweg 9, 1041 AD Amsterdam, The Netherlands (“ETA”); and 2. Vitol SA., a company incorporated under the laws of Switzerland with a registered office at Boulevard du Pont d’Arve 28, 1205 Geneva, Switzerland; (“Principal”) together the “Parties”. (A) The Parties entered into a contract ETA-V.MOGAS-1 dated 18-11-2010 (the “Agreement”) relating to Gasoline products storage and handling. (B) The Parties now wish to amend the terms of the Agreement as detailed below. The Parties hereby agree as follows: 1. DEFINITIONS AND INTERPRETATION Words and expressions defined in the Agreement shall have the same meanings in this Amendment Agreement. 2. AMENDMENT OF THE AGREEMENT The Parties hereby agree to amend the Agreement with effect from 1 January 2014 as follows: (a) By adjusting the rates in article 9 a-h with *** % as agreed in article 16. Article 9 a-h is replaced by: a. Tank rental € *** per cubic meter (M3) of shell capacity per month or part thereof Tank rental rate includes: - Delivery from seagoing vessel and barge (min parcel size 500Mt) - Redelivery into seagoing vessel and barge (min parcel size 500Mt) - Storage during the period - Standard customs documentation on ship’s departure at terminal (B/L,AAD, T1, timesheet and document receipt) - *** free throughputs in M3 shell capacity per period of ***. - Free pumping over within these contractual tanks up to *** free throughputs in M3 shell capacity per period of ***.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. HN\1522356.1 b. Additional Throughput Surcharge, per M3 at 15 CD Throughput € *** Charged at the end of each Calendar year on the difference, expressed in M3 at 15 CD between the actual throughput and the free throughputs mentioned in paragraph 9 a. c. Surcharge for pumping over ex shore tank into shore tank, per M3 at 15 CD Throughput over 4 times € *** Charged at the end of each Calendar year on the difference, expressed in M3 at 15 CD between the actual pumping over and the free pumping overs mentioned in paragraph 9 a. d. Handling of additives € *** Charged per event (batch) No storage facilities at the company for additives In case of support of third party, these costs will be charged to the Client plus ***% e. Butanization Surcharge Charged per metric ton of Butane injected (excl butane and nitrogen cost) € *** f. Nitrogen surcharge Charged per M3 of Nitrogen injected (excluding nitrogen cost) € *** g. Board-a-board Surcharge (BaB) € *** Using one or more unloading equipment (ETA berths and lines) including connection and disconnection, supervision with a minimum quantity of *** Mt per parcel, per M3

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. HN\1522356.1 h. Additional services a. First document of every month € *** b. Second and more document that month € *** Supply of e.g. Certificate of Origin, EUR1, Form A, INF3, ATR 3. AGREEMENT REMAINS IN FORCE The Parties confirm that the Agreement shall continue in full force and effect as modified in accordance with the terms of this Amendment Agreement. 4. ENTIRE AGREEMENT This Amendment Agreement-rates 2014 and the Agreement (as amended by this Amendment Agreement) together constitute the entire and only agreement between the Parties relating to Contract ETA-V.MOGAS-1 dated 18-11-2010 and supersede any previous agreement whether written or oral between the Parties relating to the subject matter hereof and thereof. The Agreement and this Amendment Agreement shall be read and construed as one. Executed by the Parties in 2 originals on 15 January 2014: By EuroTank Amsterdam BV. By Vitol SA /s/ Jaap Koomen /s/ David Fransen